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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Freeport-McMoRan Sulphur Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                     [LOGO
                                FREEPORT-MCMORAN
                                   SULPHUR]

                              ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1998

                              ------------------
                                                                  March 24, 1998

  The Annual Meeting of Stockholders of Freeport-McMoRan Sulphur Inc. will be held at the office of the corporation, 1615 Poydras Street, New Orleans, Louisiana, on Tuesday, May 12, 1998, at 11:00 a.m., for the following purposes:

    (1) To elect two of the seven directors to hold office for three years and until their successors are respectively elected and qualified;

    (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors to audit the financial statements of the corporation and its subsidiaries for the year 1998;

    (3) To act upon a proposal to approve the corporation's 1997 Stock Option Plan; and

    (4) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                             By Order of the Board of
                                              Directors.


                                             /s/ Michael C. Kilanowski, Jr.
                                             Michael C. Kilanowski, Jr.
                                             Secretary

                         FREEPORT-MCMORAN SULPHUR INC.
                              1615 POYDRAS STREET
                         NEW ORLEANS, LOUISIANA 70112

  The 1997 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 24, 1998.

                                PROXY STATEMENT

  This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Freeport-McMoRan Sulphur Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on May 12, 1998, and at any adjournments thereof (the "Meeting").

  The Company was formed in August 1997 to succeed to the sulphur and certain oil and gas operations of Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership presently named Phosphate Resource Partners Limited Partnership ("PLP"). At the time of the Company's formation, Freeport-McMoRan Inc. ("FTX") owned a majority of the units of beneficial interest in PLP. In connection with the merger (the "Merger") of FTX into IMC Global Inc. ("IGL"), the shares of the Company's common stock were distributed by PLP to its unitholders, including FTX (the "PLP Distribution"), and the shares of the Company's common stock received by FTX were immediately redistributed to the FTX stockholders (the "FTX Stockholder Distribution," and together with the PLP Distribution, the "Distributions"). Following the Merger and the Distributions on December 22, 1997, the Company's common stock began trading on the New York Stock Exchange and the Company began operations as an independent public corporation (the "Spin-Off").

VOTING PROCEDURE

  Stockholders of record at the close of business on March 16, 1998 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, there were 9,848,430 shares of common stock (the "Common Stock") outstanding.

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting. The persons appointed by the Company to act as inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. The shares of Common Stock present at the Meeting that are abstained from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding Common

Stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

  Each share of Common Stock will entitle the holder to one vote at the Meeting, and votes cast will be counted by the inspectors of election. The Company's directors are elected by a plurality vote. Except as otherwise provided by statute, the Company's Certificate of Incorporation or the Company's By-Laws, all other matters coming before the Meeting will be decided by the vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect upon the election of directors. Abstentions as to all other matters to come before the Meeting will have the same effect as votes against those matters, but broker non-votes as to those matters will not be deemed to be a part of the voting power present with respect to, will not count as votes for or against, and will not be included in calculating the number of votes necessary for approval of those matters.

  The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Meeting, whether or not you attend in person. If you properly execute and return a proxy in the enclosed form, your shares will be voted as you specify. If you make no specifications, the proxy will be voted in favor of the proposed nominees, for the ratification of the appointment of auditors, and for the approval of the Company's 1997 Stock Option Plan. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the Meeting in person and vote by ballot, which would cancel any proxy that you previously gave. Management expects no matters to be presented for action at the Meeting other than the items described in this Proxy Statement. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

  The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson's services will be $6,500 plus its reasonable out-of-pocket expenses. Certain representatives of the Company, who will receive no compensation for their services, may also solicit proxies by telephone, telegram, telex, telecopy or personal interview.

STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's 1999 proxy materials, stockholder proposals must be received by the Company no later than November 24, 1998. In addition, the

Company's By-Laws provide that stockholders intending to nominate a director or bring any other matter before a stockholders' meeting must furnish timely written notice containing specified information concerning, among other things, the matters to be brought before the meeting and the stockholder proposing the matters. In general, to be timely a stockholder's notice must be received by the Company's Secretary between August 15, 1998 and March 15, 1999. If the date of the 1999 annual meeting is more than 30 days earlier or later than May 12, 1999, the Secretary must receive the stockholder's notice within 15 days of the earlier of the mailing of the meeting notice or public disclosure of the meeting date. The Company will be permitted to disregard any nomination or other matter that fails to comply with these By-Law procedures.

CORPORATE GOVERNANCE

  The Board of Directors, which held no meetings during 1997, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of seven members. To provide for effective direction and management of the Company's business, the Board of Directors has established two committees, the Audit Committee and the Corporate Personnel Committee. The Board has no standing nominating committee.

  The Audit Committee reviews the Company's financial statements and exercises general oversight with respect to the activities of the Company's independent auditors and principal accounting officer and related matters. The Audit Committee currently consists of Mr. Clark, as Chairman, and Messrs. Brown and Rankin, none of whom is an officer or employee of the Company or any of its subsidiaries. The Audit Committee did not meet during 1997.

  The Corporate Personnel Committee, which is described further below, currently consists of Mr. Brown, as Chairman, and Mr. Clark. The Corporate Personnel Committee met once during 1997.

                             ELECTION OF DIRECTORS

  At the Meeting, two directors are to be elected to a three-year term, each to hold office until his successor is elected and qualified. J. Terrell Brown and Rene L. Latiolais have been nominated for election to the Board of Directors at the Meeting. The Board of Directors consists of three classes, each of which serves for three years, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote your proxy, unless otherwise directed, for the election of Messrs. Brown and Latiolais as members of the class to serve until the 2001 Annual Meeting of Stockholders. Messrs. Clark and Wohleber are members of the class to serve until the 1999 Annual Meeting of Stockholders, and Messrs. Adkerson, Moffett and Rankin are members of the class to serve until the 2000 Annual Meeting of Stockholders. If, contrary to present expectation, any of the nominees should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

INFORMATION ABOUT NOMINEES AND DIRECTORS

  The following table provides certain information as of March 2, 1998 with respect to each nominee and each other director whose term will continue after the Meeting. Each nominee and director was elected a director during the last half of 1997. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

   NAME OF NOMINEE              PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS
     OR DIRECTOR      AGE             AND POSITIONS WITH THE COMPANY
   ---------------    --- -----------------------------------------------------
 Richard C. Adkerson   51 Vice Chairman of the Board of the Company. President,
                           Chief Operating Officer and Chief Financial Officer
                           of Freeport-McMoRan Copper & Gold Inc. ("FCX"), a
                           mining company. Director, Co-Chairman of the Board
                           and Chief Executive Officer of McMoRan Oil & Gas Co.
                           ("MOXY"), an oil and gas exploration, development,
                           and production company. Director, Chairman of the
                           Board and Chief Executive Officer of FM Properties
                           Inc., a real estate company. Vice Chairman of the
                           Board of FTX, a global agricultural resource
                           company, until December 1997. Senior Vice President
                           and Chief Financial Officer of FTX until 1995.
 J. Terrell Brown      58 Chairman of the Board and Chief Executive Officer of
                           United Companies Financial Corp., a provider of non-
                           traditional consumer and mortgage lending, and each
                           of its subsidiaries. Director of Hibernia
                           Corporation and Sizeler Corp.
 Thomas D. Clark, Jr.  57 Dean and Ourso Distinguished Professor of Business of
                           Louisiana State University E.J. Ourso College of
                           Business Administration. Chairman of Information and
                           Management Sciences and Director of the Center for
                           Information Systems Research at the Florida State
                           University College of Business until 1995. Director
                           of Ocean Energy, Inc.
 Rene L. Latiolais     55 Co-Chairman of the Board of the Company. Director and
                           Vice Chairman of the Board of FCX. President and
                           Chief Executive Officer of FTX until December 1997.
                           President and Chief Operating Officer of FTX until
                           1995. Executive Vice President of FTX until 1993.
                           Director of IGL.
 James R. Moffett      59 Co-Chairman of the Board of the Company. Director,
                           Chairman of the Board and Chief Executive Officer of
                           FCX. Director and Co-Chairman of the Board of MOXY.
                           Chairman of the Board of FTX until December 1997.
                           Director of IGL.
 B.M. Rankin, Jr.      68 Private investor. Director of FCX and MOXY.
 Robert M. Wohleber    47 President and Chief Executive Officer of the Company.
                           Senior Vice President of FCX. Vice President of FCX
                           until 1997, and Treasurer of FCX until 1994. Senior
                           Vice President and Chief Financial Officer of FTX
                           until 1997. Vice President of FTX until 1996, and
                           Treasurer of FTX until 1994.

DIRECTOR COMPENSATION

  Each non-employee and non-officer director receives an annual fee of $15,000 and a fee of $500 for attending each committee meeting. Each director receives a fee of $1,000 for attending each Board meeting and is also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

  Each non-employee and non-officer director is eligible for the grant of options under the 1997 Stock Option Plan for Non-Employee Directors (the "1997 Plan"). On December 23, 1998, each eligible director was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.5625, which was 100% of the fair market value of the shares on the grant date. On May 1, 1998 and on May 1 for each subsequent year that the 1997 Plan is in effect, each eligible director will be granted an option to purchase 1,000 shares of Common Stock at 100% of the fair market value of the shares on the grant date. Each option granted under the 1997 Plan expires ten years after the grant date, and each eligible director may transfer his options during his lifetime to his immediate family members or certain entities owned by or for the benefit of his immediate family members or pursuant to a domestic relations order. During 1997, none of the current non-employee and non-officer directors exercised options granted under the 1997 Plan.

ADJUSTED STOCK AWARD PLAN

  In connection with the Distributions, all outstanding awards granted under the stock option and incentive unit plans of FTX held by the Company's directors, officers and employees were converted into an adjusted FTX award (which was then converted into an IGL award in connection with the Merger) and a new non-qualified option to purchase Common Stock (a "Company Option") under the Company's Adjusted Stock Award Plan. The number of shares of Common Stock subject to a Company Option is the number of shares of Common Stock that a record holder of the number of shares of FTX common stock subject to the related FTX award would have received in the FTX Stockholder Distribution. If the FTX award contained a "tax-offset" payment right feature, the Company Option derived from it relates to a number of shares of Common Stock determined as described above multiplied by a factor of 1.6556. No Company Option contains a "tax-offset" payment right feature. Each Company Option has, however, in-tandem "limited rights" equal in number to the number of shares of Common Stock subject to the Company Option. The exercise price of each FTX award was allocated between the adjusted FTX award and the Company Option based on the relative fair market values of FTX common stock and Common Stock at the time of the Merger. Each Company Option became fully exercisable as a result of the Merger and has the same remaining duration and other provisions as the FTX award from which it was derived.

  The following table sets forth information with respect to all Company Options granted to each non-officer director of the Company pursuant to the terms of the Adjusted Stock Award Plan on December 23, 1997. Information regarding grants to officer directors is set forth in the table entitled "Option Grants in 1997" under the heading "Executive Officer Compensation" below.

                     OPTION GRANTS TO NON-OFFICER DIRECTORS
                      UNDER THE ADJUSTED STOCK AWARD PLAN

                            NUMBER OF
                            SECURITIES
                            UNDERLYING
                             OPTIONS   EXERCISE EXPIRATION
              NAME           GRANTED    PRICE      DATE
              ----          ---------- -------- -----------
      J. Terrell Brown           0          --           --
      Thomas D. Clark, Jr.       0          --           --
      B.M. Rankin, Jr.         644      5.1733  May 2, 1998
                               622      7.2251  May 2, 1999
                               622      6.0824  May 2, 2000
                               622      6.3158  May 2, 2001
                               622      7.8395  May 2, 2002
                               617      7.9339  May 2, 2003
                               617      7.5867  May 2, 2004
                               583      7.5596  May 1, 2005
                               582     13.8382  May 1, 2006
                               582     11.0564  May 1, 2007

                              ------------------

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the ownership of the Common Stock by (i) each director and nominee for director of the Company,
(ii) each executive officer for whom compensation information is disclosed under the heading "Executive Officer Compensation" and (iii) all directors and executive officers of the Company as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC") based on information furnished by them. Unless otherwise indicated, all information is presented as of January 31, 1998, and all shares shown are held with sole voting and investment power.

                                                           NUMBER OF SHARES
                NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1)(2)
                ------------------------               ------------------------
   Richard C. Adkerson                                          28,186
   J. Terrell Brown                                                  0
   Thomas D. Clark, Jr.                                            500
   Rene L. Latiolais                                           110,820
   James R. Moffett                                            130,670(3)
   B.M. Rankin, Jr.                                             37,736(4)
   Robert M. Wohleber                                            9,694
   All directors and executive officers as a group (8
    persons)                                                   376,708(5)

---------
(1) With the exception of Mr. Latiolais (who beneficially owns 1.1% of the outstanding shares) and Mr. Moffett (who beneficially owns 1.3% of the outstanding shares), each individual holds less than 1% of the outstanding shares, respectively.
(2) Includes shares that could be acquired within sixty days after January 31, 1998, upon the exercise of options granted pursuant to Company stock option plans, as follows: Mr. Adkerson, 28,186 shares; Mr. Latiolais, 110,820 shares; Mr. Moffett, 76,937 shares; Mr. Rankin, 6,113 shares; Mr. Wohleber, 9,694 shares; all directors and executive officers as a group, 264,890 shares.
(3) Includes (a) 45,944 shares held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power and (b) 7,789 shares held for the benefit of a trust with respect to which Mr. Moffett and an executive officer of the Company, as co-trustees, have sole voting and investment power but as to which each disclaims beneficial ownership.
(4) Includes 12,219 shares with respect to which Mr. Rankin has sole voting and investment power under a power of attorney but as to which he disclaims beneficial ownership.
(5) Includes (a) 3 shares held in a retirement trust for the benefit of the spouse of an executive officer but as to which he disclaims beneficial ownership, (b) 823 shares held by an executive officer as custodian for his children but as to which he disclaims beneficial ownership, (c) 633 shares held by an executive officer as president of a charitable foundation but as to which he disclaims beneficial ownership, and (d) 7,082 shares held for the benefit of trusts with respect to which an executive officer, as co-trustee, shares voting and investment power but as to which he disclaims beneficial ownership. Total represents approximately 3.6% of the outstanding shares.

                              ------------------

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information regarding the ownership of Common Stock by each person known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the SEC based on information furnished by them. Unless otherwise indicated, all information is presented as of January 20, 1998, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                              NUMBER OF SHARES  PERCENT
                NAME AND ADDRESS             BENEFICIALLY OWNED OF CLASS
                ----------------             ------------------ --------
      Gotham Partners, L.P.                       878,000(1)      8.6%
      Gotham Partners II, L.P.
      Gotham International Advisors, L.L.C.
       110 East 42nd Street, 18th Floor
       New York, New York 10017

---------
(1) Based on the Schedule 13D dated January 20, 1998 filed jointly by Gotham Partners, L.P., Gotham Partners II, L.P., and Gotham International Advisors, L.L.C. with the SEC. According to the Schedule 13D, Gotham Partners, L.P. is the beneficial owner of 739,714 of the shares, Gotham Partners II, L.P. is the beneficial owner of 6,586 of the shares, and Gotham International Advisors, L.L.C. is the beneficial owner of 131,700 of the shares. William A. Ackman and David P. Berkowitz each owns, respectively, two entities that are the sole general partners in the partnership that is the sole general partner in Gotham Partners, L.P. and Gotham Partners II, L.P. Messrs. Ackman and Berkowitz are the senior managing members of Gotham International Advisors, L.L.C.

                              ------------------

EXECUTIVE OFFICER COMPENSATION

  Throughout 1997, each of the Company's executive officers, including Robert
M. Wohleber, its President and Chief Executive Officer, was employed by other entities or self-employed and performed duties for the Company in accordance with a Services Agreement dated December 23, 1997 between the Company and a corporation in which the Company owns a 25% equity interest (the "Services Company"). Under the Services Agreement, the Services Company provides the Company with executive, technical, administrative, accounting, financial, tax and other services and the Company pays the Services Company (i) the expenses incurred by the Services Company that are readily identifiable as having been incurred on behalf of the Company, (ii) the cost of goods, services and other items paid by the Services Company on behalf of the Company, and (iii) an allocable portion of all other expenses incurred by the Services Company in connection with providing services to the Company. The Company paid the Services Company approximately $200,000 under the Services Agreement for services rendered from December 23 to December 31, 1997.

  The amount of compensation that each of the Company's executive officers earned after the Spin-Off and that was allocated to the Company pursuant to the Services Agreement was less than $100,000. The following table shows compensation that was earned by Messrs. Wohleber, Moffett and Adkerson after the Spin-Off on December 22, 1997 and allocated to the Company pursuant to the Services Agreement. For information with respect to Mr. Latiolais' consulting arrangement, see "Certain Transactions" below.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                                COMPENSATION
                                                                ------------
                                    ANNUAL COMPENSATION            AWARDS
                               -------------------------------- ------------
                                                                 SECURITIES
   NAME AND PRINCIPAL                            OTHER ANNUAL    UNDERLYING     ALL OTHER
        POSITION          YEAR SALARY BONUS     COMPENSATION(1)   OPTIONS    COMPENSATION(2)
   ------------------     ---- ------ ------    --------------- ------------ ---------------
Robert M. Wohleber        1997 $6,164 $7,767(3)      $101         109,694         $224
 President and
 Chief Executive Officer
James R. Moffett          1997  1,541     --           65         126,937          115
 Co-Chairman of the
 Board
Richard C. Adkerson       1997  1,320     --          100          75,862          102(4)
 Vice Chairman of the
 Board

---------
(1) Consists of payment of taxes in connection with certain benefits provided to the listed officers. Does not include perquisites provided to the listed officers in 1997, the aggregate amount of which did not exceed $50,000 for any officer.
(2) Comprised of contributions to defined contribution plans and premium payments for universal life insurance policies as follows:

                                                                                       LIFE
                                           PLAN                                      INSURANCE
         NAME                          CONTRIBUTIONS                                 PREMIUMS
         ----                          -------------                                 ---------
         Mr. Wohleber                      $224                                         $--
         Mr. Moffett                         78                                          37
         Mr. Adkerson                        66                                          14

(3) The amount of the bonus was determined by FTX and, prior to the Merger, FTX transferred to the Company funds equal to that amount. For additional information concerning Company bonuses, see "Corporate Personnel Committee Report on Executive Compensation" below.
(4) Includes $22 for a scholarship provided for the benefit of Mr. Adkerson's child.

                              ------------------

  The following table sets forth information with respect to the grant of stock options to Messrs. Wohleber, Moffett, Adkerson and Latiolais during 1997.

                             OPTION GRANTS IN 1997

                                   PERCENT OF
                     NUMBER OF       TOTAL
                     SECURITIES     OPTIONS
                     UNDERLYING    GRANTED TO                          GRANT DATE
                      OPTIONS     EMPLOYEES IN EXERCISE   EXPIRATION    PRESENT
       NAME          GRANTED (1)      1997      PRICE        DATE        VALUE
       ----          ----------   ------------ -------- -------------- ----------
Robert M. Wohleber        465(2)       .06%    $6.9850     May 3, 1999 $ 2,390(3)
                          465(2)       .06%     6.7824    Nov. 7, 2000   2,720(3)
                          659(2)       .08%     7.6406     May 5, 2002   3,769(3)
                          691(2)       .09%     6.9990    Dec. 7, 2003   4,581(3)
                          864(2)       .11%     7.4799     May 3, 2004   5,599(3)
                          211(2)       .03%    13.7910  April 30, 2006     893(3)
                        6,339(2)       .80%    10.9150  April 29, 2007  36,259(3)
                      100,000(4)     12.65%    11.5625   Dec. 23, 2007 562,000(5)
James R. Moffett        7,205(2)       .91%     7.4319    Aug. 4, 2002  43,518(3)
                       69,732(2)      8.82%    13.1309    May 14, 2006 311,702(3)
                       50,000(4)      6.32%    11.5625   Dec. 23, 2007 281,000(5)
Richard C. Adkerson     1,442(2)       .18%     7.4319    Aug. 4, 2002   8,710(3)
                        1,591(2)       .20%     6.9990    Dec. 7, 2003  10,548(3)
                        3,811(2)       .48%     7.4799     May 3, 2004  24,695(3)
                       19,018(2)      2.41%    13.1309    May 14, 2006  85,010(3)
                       50,000(4)      6.32%    11.5625   Dec. 23, 2007 281,000(5)
Rene L. Latiolais      12,967(2)      1.64%     7.4319    Aug. 4, 2002  78,321(3)
                        4,771(2)       .60%     6.9990    Dec. 7, 2003  31,632(3)
                       81,353(2)     10.29%    13.1309    May 14, 2006 363,648(3)
                       25,000(4)      3.16%    11.5625   Dec. 23, 2007 140,500(5)

---------
(1) Each stock option has an equal number of tandem "limited rights," which may be exercisable only for a limited period in the event of a tender offer, exchange offer, a series of purchases or other acquisitions or any combination thereof resulting in a person or group of persons becoming a beneficial owner of shares representing 40% or more of the Company's total voting power. Each limited right entitles the holder to receive cash equal to the amount by which the highest price paid in such transaction exceeds the exercise price.
(2) The options were granted pursuant to the Company's Adjusted Stock Award Plan and were immediately exercisable upon grant. See "Adjusted Stock Award Plan" above.

(3) The Black-Scholes option pricing model was used to determine the grant date present value of the options that the Company granted to the listed officers. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option as set forth under the column labeled "Exercise Price"; (b) a fair market value of $11.5625 for one share of Common Stock on the grant date; (c) a term for options as set forth under the column labeled "Expiration Date"; (d) a stock volatility of 21.2%, based on an analysis of weekly closing stock prices of FTX common stock over a 78-week period ending before the announcement in July, 1997, of the Merger; and (e) an assumed risk-free interest rate that ranges from 5.67% to 5.83%, each rate being equivalent to the yield on the grant date on a treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied. The resulting grant date present value for the options was multiplied by the total number of shares covered by the options granted to the listed officers.
(4) The options will become exercisable over a four-year period. The options will become immediately exercisable in their entirety if (a) any person or group of persons acquires beneficial ownership of shares representing 20% or more of the Company's total voting power or (b) under certain circumstances, the composition of the Board of Directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof. The options granted to each of the listed officers may be transferred by him during his lifetime to his immediate family members or certain entities owned by or for the benefit of his immediate family members or pursuant to a domestic relations order.
(5) The Black-Scholes option pricing model was used to determine the grant date present value of the options that the Company granted to the listed officers. Under the Black-Scholes option pricing model, the grant date present value of the options was calculated to be $5.62. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option of $11.5625; (b) a fair market value of $11.5625 for one share of Common Stock on the grant date; (c) a term for options as set forth under the column labeled "Expiration Date"; (d) a stock volatility of 21.2%, based on an analysis of weekly closing stock prices of FTX common stock over a 78-week period ending before the announcement in July, 1997, of the Merger; and (e) an assumed risk-free interest rate of 5.83%, this rate being equivalent to the yield on the grant date on a treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied. The resulting grant date present value for the options was multiplied by the total number of shares covered by the options granted to the listed officers.

                              ------------------

  The following table sets forth information with respect to all outstanding Company stock options held by Messrs. Wohleber, Moffett, Adkerson and Latiolais as of December 31, 1997. None of the listed officers exercised any Company stock options during 1997.

                      OPTION VALUES AT DECEMBER 31, 1997

                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                         UNDERLYING UNEXERCISED         IN-THE-MONEY
                               OPTIONS AT                OPTIONS AT
                            DECEMBER 31, 1997         DECEMBER 31, 1997
                        ------------------------- -------------------------
          NAME          EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----          ------------------------- -------------------------
   Robert M. Wohleber         9,694/100,000            $19,499/$18,750
   James R. Moffett          76,937/ 50,000            $31,112/$ 9,375
   Richard C. Adkerson       25,862/ 50,000            $30,059/$ 9,375
   Rene L. Latiolais         99,091/ 25,000            $78,660/$ 4,688

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporate Personnel Committee is composed of two independent directors, neither of whom is an officer or employee of the Company or any of its subsidiaries. The Committee met once in 1997. The Committee determines the compensation of the Company's Chief Executive Officer and other executives and administers the Company's performance incentive awards program, adjusted stock award plan and stock option plan.

  James R. Moffett and Rene L. Latiolais are each Co-Chairman of the Board of the Company; Richard C. Adkerson is Vice Chairman of the Board of the Company; and Robert M. Wohleber is President and Chief Executive Officer of the Company. During 1997, Messrs. Moffett, Latiolais, Adkerson, and Wohleber provided services to the Company pursuant to a services agreement between the Company and the Services Company. Messrs. Moffett, Latiolais, Adkerson, and Wohleber participate in the Company's stock option plan and adjusted stock award plan.

  Under the Company's performance incentive awards program, the Committee determines the amount of annual cash incentives or bonuses for certain key executives of the Company. Each executive employed by the Company is assigned a guideline amount, expressed as a percentage of base salary, which generally will be paid if Company performance and individual performance for the year meet expectations set for that year.

  In connection with the Merger, which occurred on December 22, 1997, the shares of the Company's common stock were distributed to FTX's former stockholders and to the public unitholders of PLP. Following the Merger, the Company's common stock commenced trading on the New York Stock Exchange and the Company began operations as an independent public company. The FTX Corporate Personnel Committee at its last meeting on December 9, 1997, established the total amount available for incentive awards in 1997 for participants in the Company's performance incentive awards program and, prior to the Merger, FTX transferred to the Company funds equal to the approved amount. Following the Merger, the Committee approved the payment of the 1997 incentive awards to the Company's performance incentive awards program participants.

  The Company grants long-term incentives to executive officers in the form of stock options. The stock option award guidelines are intended to provide a significant potential value to reinforce the importance of shareholder value creation. Stock option award guidelines for 1997 were established by the Committee based upon the position level of each participating executive officer.

  In connection with the Merger, adjusted stock options were granted to replace partially FTX stock options, stock appreciation rights and stock incentive units that terminated as a result of the Merger. The number of shares and exercise price of the adjusted options were based entirely upon the number of shares and exercise price of the FTX stock awards being replaced. The purpose of the grant of the adjusted options was to ensure that holders of FTX stock awards were placed in an equivalent position as holders of FTX common stock at the time of the Merger. The stock options granted to certain executive officers during 1997, including the Co-Chairmen of the Board, the Vice Chairman of the Board, and the President and Chief Executive Officer, are shown in the table entitled "Option Grants in 1997."

  Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance based compensation is excluded from this deduction limitation if certain requirements are met. The Committee believes that the stock options granted to executive officers, as discussed above, qualify for the exclusion from the deduction limitation under Section 162(m). The Board of Directors recommends that stockholders approve the 1997 Stock Option Plan, which was designed to qualify compensation payable thereunder for deductibility under Section 162(m). The Committee anticipates that the components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any given year and therefore will qualify for deductibility.

      J. Terrell Brown, Chairman                Thomas D. Clark, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Corporate Personnel Committee are Messrs. Brown and Clark. In 1997, no Company executive officer served as a director or member of the compensation committee of another entity, where one of the other entity's executive officers served as a Company director or on the Company's Corporate Personnel Committee.

CERTAIN TRANSACTIONS

  Prior to the Spin-Off, Messrs. Adkerson, Latiolais, Moffett, Rankin, and Wohleber were affiliates of FTX and PLP, which beneficially owned all the Common Stock, and following the Spin-Off and Merger, Messrs. Latiolais and Moffett joined the Board of Directors of IGL. In 1997, contemporaneously with the execution of the agreement and plan of merger between FTX and IGL pursuant to which the Merger was consummated, FTX, PLP and the Company entered into a distribution agreement (the "Distribution Agreement"), pursuant to which PLP contributed substantially all the assets used by PLP in the production, marketing and distribution of sulphur and its oil and gas production operations to the Company, and the Company assumed generally those liabilities associated with the ownership, acquisition, conduct or past operation of the assets received from PLP (the "Transferred Businesses"). In connection therewith, PLP obtained all the issued and outstanding shares of Common Stock, which it distributed in the PLP Distribution. The portion received by FTX was subsequently distributed by FTX in the FTX Stockholder Distribution. The Distribution Agreement provides that FTX and PLP, on the one hand, and the Company, on the other hand, will indemnify one another against certain losses, damages, claims and liabilities assumed or retained by the indemnifying party.

  In 1997, the Company, FTX and PLP entered into an employee benefits agreement (the "Employee Benefits Agreement") that provided for the transfer to the Company of assets and liabilities pertaining to certain employee benefits plans maintained by FTX for the benefit of FTX employees who performed services to PLP in connection with the Transferred Businesses and who became Company employees (the "Transferred Employees"). Assets sufficient to fund the transferred qualified plan liabilities were transferred from the FTX plans to the comparable Company plans, and assets sufficient to fund the transferred non-qualified plan liabilities were transferred from FTX to the Company. FTX paid the Company an amount to cover the liability that FTX accrued prior to the Merger to pay post-retirement medical benefits for Transferred Employees. FTX retained liability for retiree medical benefits for employees who retired prior to the Merger, but the Company agreed to reimburse FTX quarterly for a portion of those expenses for former employees who provided services primarily for the Transferred Businesses. In addition, the Company will reimburse FTX for claims and premiums related to "COBRA" coverage for certain employees who lose medical coverage as a result of the Merger and related transactions.

  Pursuant to the Employee Benefits Agreement, certain outstanding stock options, stock appreciation rights, and stock incentive units relating to FTX common stock that had been granted under an FTX stock option or stock incentive plan were converted into, among other things, a Company Option. For information with respect to Company Options, see "Adjusted Stock Award Plan" above.

  In accordance with the terms of the Employee Benefits Agreement, FTX calculated, as of the date of the FTX Stockholder Distribution, its liability under various non-qualified incentive plans in respect of the deferred compensation of the Transferred Employees. In consideration of a cash payment by FTX to the Company in an amount equal to that liability, the Company assumed that liability in respect of the Transferred Employees. Similarly, FTX determined the total amount of cash bonus payments that it would have made to the Transferred Employees as a group under non-qualified incentive plans for 1997, and, in consideration of a cash payment by FTX to the Company in an amount equal thereto, the Company assumed the payment of those amounts to the Transferred Employees.

  The Company and IMC-Agrico Company ("IMC-Agrico"), a joint venture between IGL and PLP, are parties to a sulphur supply agreement (the "Sulphur Supply Agreement"). At the time that the Sulphur Supply Agreement was negotiated and executed, the Company was a wholly-owned subsidiary of PLP, which currently owns a 41.45% interest in IMC-Agrico. Pursuant to the Sulphur Supply Agreement, the Company has agreed to supply and IMC-Agrico has agreed to purchase approximately 75% of IMC-Agrico's annual sulphur consumption for as long as IMC-Agrico has an operational need for sulphur. The price per ton for all sulphur delivered under this agreement is based upon the weighted average market price for sulphur delivered by other sources to IMC-Agrico's New Wales production plants in central Florida, except that the Company is entitled to a premium with respect to approximately 40% of the sulphur that it delivers under this agreement. IMC-Agrico also pays a portion of the freight costs associated with the delivery of sulphur under this agreement.

  The Company and MOXY, a corporation of which John G. Amato, General Counsel of the Company, and Messrs. Moffett and Adkerson are executive officers, have entered into an agreement effective as of the Spin-Off pursuant to which MOXY will market all of the Company's oil and gas production.

  In December 1997, the Services Company entered into an agreement pursuant to which Mr. Latiolais will provide consulting services relating to the businesses, operations, and prospects of the Company and other entities during 1998. Under this agreement, Mr. Latiolais will receive an annual fee of $230,000, and reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering consulting services. Pursuant to this agreement, Mr. Latiolais receives no annual fee for serving on the Board, no Board attendance fees and no stock options under the 1997 Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, controller and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the SEC. PLP, IGL (as successor in interest to FTX), and FMRP Inc., formerly beneficial owners of more than 10% of the Common Stock, failed to report timely after the Spin-Off two transactions that occurred in 1997 in connection with the Distributions, which were reported on an annual statement on Form 5.

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors seeks stockholder ratification of the Board's appointment of Arthur Andersen LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for the year 1998. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen LLP not be ratified. One or more representatives of Arthur Andersen LLP will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                    APPROVAL OF THE 1997 STOCK OPTION PLAN

  The Board of Directors unanimously proposes that the stockholders approve the 1997 Stock Option Plan (the "Stock Plan"), which is summarized below. The summary is qualified in its entirety by reference to the text of the Stock Plan, which is attached to this Proxy Statement as Exhibit A.

REASONS FOR THE PROPOSAL

  The Stock Plan was adopted by the Board of Directors and approved by the sole stockholder of the Company in 1997 prior to the Spin-Off. Pursuant to its authority, the Corporate Personnel Committee granted in 1997 under the Stock Plan non-qualified stock options to purchase a total of 367,000 shares of Common Stock to 35 participants, including the Chief Executive Officer and other executive officers of the Company. The non-qualified stock options granted in 1997 are covered by binding and enforceable contracts and are not subject to stockholder approval.

  Under Section 162(m) of the Internal Revenue Code (the "Code"), the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company is limited to $1 million per year. An exclusion from the $1 million limitation is available for compensation that satisfies the requirements provided in Section 162(m) of the Code for qualified performance-based compensation. Awards granted under the Stock Plan will qualify as performance-based compensation if, in addition to the satisfaction of other requirements, the material terms of the performance goals are disclosed to and approved by the stockholders. The purpose of submitting the Stock Plan to the stockholders for approval is to satisfy the stockholder approval requirement of Section 162(m) for future performance-based awards granted under the Stock Plan. To meet this requirement and protect the Company's deduction for performance-based compensation paid pursuant to future awards, the Company is submitting the Stock Plan to the stockholders for approval. If the stockholders do not approve the Stock Plan at the Meeting, no additional awards will be made under the Stock Plan to the Chief Executive Officer and other executive officers whose compensation is subject to deduction limitations under Section 162(m).

SUMMARY OF THE STOCK PLAN

 Administration

  Awards under the Stock Plan are made by the Corporate Personnel Committee (the "Committee"), which currently consists of two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and qualifies as an "outside director" under Section 162(m) of the Code. The Committee has full power and authority to designate participants, set the terms of awards and to make any determinations necessary or desirable for the administration of the Stock Plan.

 Eligible Participants

  Employees and officers (whether or not employees) of the Company and its existing or future subsidiaries, employees and officers (whether or not employees) of any entity with which the Company has contracted to receive executive, management or legal services and who provide services to the Company under such arrangement, consultants, advisers and any person who has agreed in writing to become a person otherwise eligible to participate within not more than 30 days are eligible to participate in the Stock Plan. The Committee has delegated to the Co-Chairmen of the Board and Chief Executive Officer of the Company the power to make awards to eligible persons who are not executive officers or directors of the Company, subject to the limitations established by the Committee. It is anticipated that the Committee's determinations of which eligible individuals will be granted awards and the terms thereof will be based on each individual's present and potential contribution to the success of the Company and its subsidiaries. Approximately 650 persons are eligible for awards under the Stock Plan; however, only 35 persons have outstanding awards under the Stock Plan.

 Number of Shares

  The maximum number of shares of Common Stock with respect to which awards payable in shares of Common Stock may be granted under the Stock Plan is 1,000,000. Awards that may be paid only in cash are not counted against the 1,000,000-share limit. However, grants of stock appreciation rights, limited rights and other stock-based awards not granted in tandem with options and payable only in cash may relate to no more than 1,000,000 shares. No individual may receive in any year awards under the Stock Plan, whether payable in cash or shares, that relate to more than 200,000 shares of Common Stock. Shares subject to awards that are forfeited or cancelled will again be available for award. In addition, to the extent that shares are delivered to pay the exercise price of options or are delivered or withheld by the Company in payment of the withholding taxes relating to an award under the Stock Plan, the number of shares withheld or delivered will again be available for grant under the Stock Plan. The shares to be delivered under the Stock Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares. Options with respect to 357,000 shares of Common Stock were granted in 1997 and are outstanding under the Stock Plan; thus, 643,000 shares of Common Stock are presently available for future awards under the Stock Plan.

  On March 19, 1998, the closing price of a share of Common Stock on the New York Stock Exchange was $13.375.

 Types of Awards

  Stock options, stock appreciation rights, limited rights and other stock-based awards may be granted under the Stock Plan in the discretion of the Committee. Options granted under the Stock Plan may be either non-qualified or incentive stock options. Only employees of the Company and its subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights and limited rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award. The Committee has discretion to fix the exercise price of options, stock appreciation rights and limited rights at a price not less than 100% of the fair market value of the underlying Common Stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right or limited right granted in conjunction with an outstanding award), except that this limitation on the Committee's discretion does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which the Company combines. The Committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option, a stock appreciation right or a limited right have a term exceeding ten years.

  The option exercise price may be satisfied in cash, or in the discretion of the Committee, by exchanging Common Stock owned by the optionee or by a combination of cash and Common Stock. The ability to pay the option exercise price in Common Stock would permit an optionee to engage in a series of successive stock-for-stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment; however, the Committee's current policy requires any stock tendered in payment of the exercise price of an option to be in certificated form and to have been held by the exercising optionee for such time as is sufficient to avoid any adverse accounting consequences to the Company resulting from the permitting of stock-for-stock exercises.

  Upon the exercise of a stock appreciation right with respect to Common Stock, a participant would be entitled to receive, for each share subject to the right, the excess of the fair market value of the shares on the exercise date over the exercise price of the right. The Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or Common Stock or a combination thereof.

  Limited rights generally are exercisable only during a period beginning not earlier than one day and ending not later than 90 days after the expiration date of any tender offer, exchange offer or similar transaction that results in any person or group becoming the beneficial owner of more than 40% of all classes and series of the Company's stock outstanding, taken as a whole that have voting rights with respect to the election of directors of the Company (not including preferred shares which may be issued in the future that have the right to elect directors only if the Company fails to pay dividends). Upon the exercise of a limited right granted under the Stock Plan, a participant would be entitled to receive, for each share of Common Stock subject to the right, the excess, if any, of the highest price paid in or in connection with the transaction over the grant price of the limited right.

  The Stock Plan also authorizes the Committee to grant to participants awards of Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, Common Stock ("Other Stock-Based Awards"). The Committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which these awards are to be made, the size of these awards, the form of payment, and all other conditions of these awards, including any restrictions, deferral periods or performance requirements. The terms of the Other Stock-Based Awards will be subject to rules and regulations as the Committee determines.

  Any award under the Stock Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents or other cash payments in addition to or in lieu of such awards, all as the Committee determines.

 Transferability

  No award granted under the Stock Plan may be transferred, pledged, assigned, or encumbered except by will, by the laws of descent and distribution, or, if permitted by the Committee, pursuant to a domestic relations order, as defined in the Code. If permitted by the Committee, stock options and limited rights granted in tandem with stock options under the Stock Plan may also be transferred or assigned by the grantee to immediate family members of the grantee or certain entities owned by or for the benefit of immediate family members of the grantee.

 Adjustments

  If the Committee determines that any dividend or other distribution (whether in the form of Common Stock, cash, securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate event affects the Common Stock such that an adjustment is appropriate to preserve or prevent enlargement of the benefits intended under the Stock Plan, then the Committee has discretion to (i) make equitable adjustments in (a) the number and kind of shares that may be the subject of future awards under the Stock Plan and (b) the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices thereof and (ii) if appropriate, provide for the payment of cash to a participant.

 Amendment or Termination

  The Stock Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval that is necessary to qualify awards as "performance-based" compensation under Section 162(m) of the Code, if deemed advisable by the Committee.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

  Generally, the grant of a stock option under the Stock Plan will not result in any tax consequence to the participant or the Company. When an optionee exercises a non-qualified option, the difference between the exercise price and any higher fair market value of the Common Stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m) of the Code, will generally be allowed as a deduction at that time for federal income tax purposes to the Company.

  Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a non-qualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the Company. The optionee's basis in the Common Stock for determining gain or loss on the disposition will be the fair market value of the Common Stock determined generally at the time of exercise.

  When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the Common Stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the Common Stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of the Common Stock will be long-term capital gain, but the Company will not be entitled to any tax deduction with respect to the gain. Generally, if the Common Stock is disposed of prior to the expiration of those periods (a "Disqualifying Disposition"), the excess of the fair market value of the Common Stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.

  If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

  If the Stock Plan is approved by the stockholders at the Meeting, the Company believes that taxable compensation arising in connection with all stock options granted under the Stock Plan should be fully deductible to the Company for purposes of Section 162(m) of the Code. Section 162(m) may limit the deductibility of an executive's compensation in excess of $1,000,000 per year.

  Awards under the Stock Plan that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to
Section 280G, exceed the limitations contained therein. Excess parachute payments will be nondeductible to the Company and subject the recipient of the payments to a 20% excise tax.

  If permitted by the Committee, at any time that a participant is required to pay to the Company the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option, the participant may elect to have the Company withhold from the shares that the participant would otherwise receive shares of Common Stock having a value equal to the amount to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

  The foregoing discussion summarizes the federal income tax consequences applicable to stock options granted under the Stock Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences or participation in the Stock Plan.

AWARDS TO BE GRANTED

  The grant of future awards under the Stock Plan is entirely in the discretion of the Committee. The Committee has not yet made a determination as to the awards to be granted in the future under the Stock Plan.

VOTE REQUIRED FOR APPROVAL OF THE STOCK PLAN

  Approval of the Stock Plan requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PLAN.

                                                                      EXHIBIT A

                         FREEPORT-MCMORAN SULPHUR INC.
                            1997 STOCK OPTION PLAN

                                   SECTION 1

  Purpose. The purpose of the Freeport-McMoRan Sulphur Inc. 1997 Stock Option Plan (the "Plan") is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company's continued success.

                                   SECTION 2

  Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

    "Award" shall mean any Option, Stock Appreciation Right, Limited Right or Other Stock-Based Award.

    "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

    "Board" shall mean the Board of Directors of the Company.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not fewer than two directors, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "non-employee director" within the meaning of Rule 16b-3 and, to the extent necessary to comply with Section 162(m) only, is an "outside director" under Section 162(m). Until otherwise determined by the Board, the Committee shall be the Corporate Personnel Committee of the Board.

    "Company" shall mean Freeport-McMoRan Sulphur Inc.

    "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

    "Eligible Individual" shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company,
  (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause
  (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person's first Award under the Plan.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

    "Limited Right" shall mean any right granted under Section 8 of the Plan.

    "Nonqualified Stock Option" shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

    "Offer" shall mean any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall beneficially own more than 40% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends).

    "Offer Price" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the ninetieth day prior to the date on which a Limited Right is exercised and ending on and including the date of exercise of such Limited Right. Any securities or property that comprise all or a portion of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price at the higher of (i) the valuation placed on such securities or property by the person or persons making such Offer, or (ii) the valuation, if any, placed on such securities or property by the Committee or the Board.

    "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
  Option.

    "Other Stock-Based Award" shall mean any right or award granted under
  Section 9 of the Plan.

    "Participant" shall mean any Eligible Individual granted an Award under the Plan.

    "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

    "Rule 16b-3" shall mean Rule 16b-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

    "SAR" shall mean any Stock Appreciation Right.

    "SEC" shall mean the Securities and Exchange Commission, including the staff thereof, or any successor thereto.

    "Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

    "Shares" shall mean the shares of Common Stock, par value $0.01 per share, of the Company and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

    "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

    "Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

                                   SECTION 3

  (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the

Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.

  (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

                                   SECTION 4

  Eligibility. Any Eligible Individual shall be eligible to be granted an Award.

                                   SECTION 5

  (a) Shares Available for Awards. Subject to adjustment as provided in
Section 5(b):

    (i) Calculation of Number of Shares Available.

      (A) The number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 1,000,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

      (B) Grants of Stock Appreciation Rights, Limited Rights and Other Stock-Based Awards not granted in tandem with Options and payable only in cash may relate to no more than 1,000,000 Shares.

      (C) Any Shares granted under the Plan that are forfeited because of failure to meet an Award contingency or condition shall again be available for grant pursuant to new Awards under the Plan.

      (D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or cancelled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

      (E) To the extent that Shares are delivered to pay the exercise price of an Option or are delivered or withheld by the Company in payment of the withholding taxes relating to an Award, the number of Shares so delivered or withheld shall become Shares with respect to which Awards may be granted.

    (ii) Substitute Awards. Any Shares delivered by the Company, any Shares with respect to which Awards are made by the Company, or any Shares with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which the Company combines, shall not be counted against the Shares available for Awards under the Plan.

    (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary.

    (iv) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 200,000 Shares.

  (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 9(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                                   SECTION 6

  (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by
Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

  (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

  (c) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by applying cash amounts payable by the Company upon the exercise of such Option or other Awards by the holder thereof or by exchanging whole Shares owned by such holder (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash, cash equivalents, cash amounts so payable by the Company upon exercises of Awards and the fair market value of any such whole Shares so tendered to the Company, valued (in accordance with procedures established by the Committee) as of the effective date of such exercise, is at least equal to such option price.

                                   SECTION 7

  (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

  (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the SAR relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   SECTION 8

  (a) Limited Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Limited Rights shall be granted, the number of Shares to be covered by each Award of Limited Rights, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Limited Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any Award. Limited Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Limited Rights shall not be exercisable after the expiration of 10 years after the date of grant and shall only be exercisable during a period determined at the time of grant by the Committee beginning not earlier than one day and ending not more than ninety days after the expiration date of an Offer. Except in the case of a Limited Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Limited Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Limited Right on the date of grant or, in the case of a Limited Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

  (b) A Limited Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Limited Right relates, an amount equal to the excess, if any, of the Offer Price on the date of exercise of the Limited Right over the grant price. Any Limited Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Limited Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   SECTION 9

  (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an "Other Stock-Based Award", which shall consist of an Award, the value of which is based in whole or in part on the value of Shares, that is not an instrument or Award specified in Sections 6 through 8 of this Plan. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such Award relates on the date of grant.

  (b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 9 or as an Award granted pursuant to Sections 6 through 8 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

                                  SECTION 10

  (a) Amendments to the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval necessary to qualify Awards as "performance based" compensation under Section 162(m) or any successor provision if such qualification is deemed necessary or advisable by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States.

  (b) Amendments to Awards. The Committee may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which an Award becomes exercisable. Notwithstanding the foregoing, no amendment, modification or termination may impair the rights of a holder of an Award under such Award without the consent of the holder.

  (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  (d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

                                  SECTION 11

  (a) Award Agreements. Each Award hereunder shall be evidenced by a writing delivered to the Participant that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a change in control of the Company.

  (b) Withholding. (i) A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

    (ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the fair market value of the Common Stock on the date that the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the "Tax Date").

    (iii) Each Election must be made prior to the Tax Date. The Committee may suspend or terminate the right to make Elections at any time.

    (iv) A Participant may also satisfy his or her total tax liability related to the Award by delivering Shares owned by the Participant. The value of the Shares delivered shall be based on the fair market value of the Shares on the Tax Date.

  (c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or
(iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options and Limited Rights granted in tandem therewith may be transferred or assigned (a) to Immediate Family Members, (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (d) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimis beneficial interest in a partnership, limited liability company or trust described in (b), (c) or (d) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 11(c).

  (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

  (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a

Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

  (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

  (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

  (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (k) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                  SECTION 12

  Term of the Plan. Subject to Section 10(a), the Plan shall remain in effect until all Awards permitted to be granted under the Plan have either been satisfied, expired or cancelled under the terms of the Plan and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

                         FREEPORT-MCMORAN SULPHUR INC.

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 12, 1998

  The undersigned hereby appoints James R. Moffett, Richard C. Adkerson, and Robert M. Wohleber as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Sulphur Inc. at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 1998, at 11:00 a.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

            PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE
    ______________________________________________________________________


                          (continued on reverse side)

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                          ^ FOLD AND DETACH HERE ^


                                                                                                   Please mark
                                                                                                    your votes    [X]
                                                                                                   as indicated
                                                                                                  in this example


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

                                                  FOR WITHHELD                                              FOR   AGAINST  ABSTAIN
ITEM 1--Election of the nominees for directors.   [ ]   [ ]           ITEM 2-- Ratification of appointment  [ ]      [ ]    [ ]
        Nominees for directors of Freeport-McMoRan                             of Arthur Andersen LLP as
        Sulphur Inc.                                                           independent auditors.
        J. Terrell Brown                                                                                    FOR   AGAINST  ABSTAIN
        Rene L. Latiolais                                             ITEM 3--Approval of the 1997 Stock    [ ]      [ ]    [ ]
                                                                              Option Plan.
[ ]  FOR, EXCEPT WITHHELD FROM:
  ______________________________________________________________
  (Write nominee name(s) in the space provided above to withhold authority.)















  SIGNATURE(S)_________________________________________________________________________________    DATED:____________________  1998
  YOU MAY SPECIFY YOUR VOTES BY MARKING THE APPROPRIATE BOXES ABOVE. YOU NEED NOT MARK ANY BOXES, HOWEVER, IF YOU WISH TO VOTE ALL
  ITEMS IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. IF YOUR VOTES ARE NOT SPECIFIED, YOUR SHARES WILL BE VOTED FOR
  THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3.
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